UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 29, 2021

EYEGATE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36672	98-0443284
(Commission File Number)	(IRS Employer Identification No.)

271 Waverley Oaks Road Suite 108 Waltham, MA	02452
(Address of principal executive offices)	(Zip Code)

(781) 788-9043

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value	EYEG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Acting Chief Executive Officer

On January 29, 2021, the Board of Directors of EyeGate Pharmaceuticals, Inc. (the “Company”) appointed Franz Obermayr, Ph.D. as Acting Chief Executive Officer of the Company, effective as of February 1, 2021 (the “Effective Date”). Dr. Obermayr has served as EVP Clinical Development of the Company since December 18, 2020, and is a Managing Director of Panoptes Pharma Ges.m.b.H (“Panoptes”), a wholly-owned subsidiary of the Company.

Dr. Obermayr, age 52, served as Co-Founder and CEO of Panoptes since its founding in 2013. Prior to Panoptes, Dr. Obermayr was Head of Clinical Development at Nabriva Therapeutics AG from 2009 to 2013, where he was responsible for all clinical programs, and also served as Program Manager from 2007 to 2009. His earlier career involved various positions at GPC-Biotech, most recently as Director Drug Discovery. Dr. Obermayr played a key role in the commercialization of these programs by managing large collaborations with pharmaceutical companies. Prior to GPC-Biotech, he completed his postdoctoral studies at the Max-Planck Institute for Immunobiology in Freiburg. Dr. Obermayr earned his Ph.D. in biochemistry at the Imperial Cancer Research Fund in London.

There are no arrangements or understandings between Dr. Obermayr and any other person pursuant to which he was appointed to serve as Acting Chief Executive Officer of the Company. There are also no family relationships between Dr. Obermayr and any director or executive officer of the Company, and Dr. Obermayr does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Executive Chairman

Also on January 29, 2021, the Company’s Board of Directors appointed Stephen From, the Company’s current President and Chief Executive Officer, to Executive Chairman of the Board of Directors, effective as of the Effective Date. Biographical and other information about Mr. From is included in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2020 (the “2020 Proxy Statement”), and is hereby incorporated by reference.

There are no arrangements or understandings between Mr. From and any other person pursuant to which he was appointed to serve as Executive Chairman of the Company. There are also no family relationships between Mr. From and any director or executive officer of the Company, and Mr. From does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Lead Independent Director

In connection with the appointment of Mr. From as Executive Chairman, on January 29, 2021 the Company’s Board of Directors appointed Paul Chaney, who currently serves as non-executive Chairman, as Lead Independent Director, with the transition between those roles to occur as of the Effective Date. In connection with the creation of the Lead Independent Director position, the Company’s Board of Directors adopted a Lead Independent Director Charter (the “Lead Independent Director Charter”) in order to define the role and specify the responsibilities of the Lead Independent Director. The Board of Directors approved compensation for the Lead Independent Director to be equivalent to what would otherwise be payable to a non-executive Chairman under to the Company’s current non-employee director compensation policy, a description of which was included in the 2020 Proxy Statement, and is hereby incorporated by reference.

A copy of the Lead Independent Director Charter is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Employment Agreements

In connection with Dr. Obermayr’s appointment as Acting Chief Executive Officer, on January 29, 2021, the Company and Panoptes entered into an amendment (the “Amendment”) to the Managing Director Services Agreement between Dr. Obermayr and Panoptes, dated as of December 18, 2020 (the “Obermayr Agreement”).

Pursuant to the terms of the Obermayr Agreement, as amended, Dr. Obermayr will receive an annual base salary of  €248,000 and is entitled to receive a performance bonus with a target of up to 30% of his annual base salary for the applicable fiscal year. Additionally, Dr. Obermayr will be entitled to receive a retention bonus of €86,000, payable in two equal installments in June 2021 and December 2021. If Panoptes terminates Dr. Obermayr’s employment without Cause or he resigns for Good Reason (as such terms are defined in the Obermayr Agreement), then, conditioned upon executing a release in favor of the Company, Dr. Obermayr will be eligible to receive (i) continued payment of base salary for six months, (ii) a lump-sum cash payment, payable no later than the last installment of his severance, equal to the maximum performance bonus that he would have been eligible to receive in the year of termination, and (iii) six months of accelerated vesting of stock options and/or restricted stock awards that are unvested at the time of termination.

In connection with Mr. From’s appointment as Executive Chairman, on January 29, 2021, the Company entered into a Fourth Amended and Restated Employment Agreement (the “From Agreement”) with Mr. From, with a term extending until January 31, 2022 unless earlier terminated in accordance with its terms. Pursuant to the From Agreement, Mr. From will receive a monthly base salary of $20,000 for the first through sixth months and $17,550 for the sixth through twelfth months. If Mr. From’s employment is terminated, then, conditioned upon executing a release in favor of the Company, Mr. From will be eligible to receive (i) monthly payments of $33,333.33 for eighteen months following the termination date, (ii) a lump sum cash payment of $300,000 payable on date of the last monthly payment under clause (i), (iii) 18 months of COBRA subsidy payments, and (iv) 18 months of accelerated vesting of stock options and/or restricted stock awards that are unvested at the time of termination, provided that if Mr. From is terminated for Cause (as defined in the From Agreement), he will not be entitled to receive the severance benefits described in clauses (ii), (iii) and (iv).

The foregoing descriptions of the Obermayr Agreement, the Amendment and the From Agreement are summaries and do not purport to be complete. Such descriptions are qualified in their entirety by reference to the text of the Obermayr Agreement, the Amendment and the From Agreement, which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 8.01.	Other Events.

On February 1, 2021, the Company issued a press release announcing the appointment of Dr. Obermayr as Acting Chief Executive Officer and Mr. From as Executive Chairman. The full text of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The Company hereby files the following exhibits:

10.1#	Managing Director Service Agreement by and between Panoptes Pharma Ges.m.b.H and Dr. Franz Obermayr, dated as of December 18, 2020.
10.2#	First Amendment to Managing Director Service Agreement by and among Panoptes Pharma Ges.m.b.H, EyeGate Pharmaceuticals, Inc. and Dr. Franz Obermayr, dated as of January 29, 2021.
10.3#	Fourth Amended and Restated Employment Agreement by and between EyeGate Pharmaceuticals, Inc. and Stephen From, dated as of January 29, 2021
99.1	Lead Independent Director Charter
99.2	Press Release of EyeGate Pharmaceuticals, Inc. issued on February 1, 2021

#	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EYEGATE PHARMACEUTICALS, INC.

By:	/s/ Franz Obermayr
Franz Obermayr
Acting Chief Executive Officer

Date: February 1, 2021

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